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                                                                    EXHIBIT 99.1

METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A

        $304,203,000        Class A 6.85% Asset Backed Notes
        $26,452,783         Class B Fixed Rate Asset Backed Notes

      STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE TRANSFER
                            AND SERVICING AGREEMENT

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Payment Date:                                                                          22-Sep-97
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(i)     Amount of principal being paid on the Notes:
            (a)  Class A Notes                                                             $0.00
                   per $1,000 original principal amount:                             $0.00000000

            (b)  Class B Notes                                                             $0.00
                   per $1,000 original principal amount:                             $0.00000000

            (c)  Total                                                                     $0.00

(ii)    Amount of interest being paid on the Notes
            (a)  Class A Notes                                                     $1,736,492.13
                   per $1,000 original principal amount:                             $5.70833335

            (b)  Class B Notes                                                       $146,534.39
                   per $1,000 original principal amount:                             $5.53946970

            (c)  Total                                                             $1,883,026.52

(iii)   Balances at the end of the related Collection Period
            (a)  Pool Balance at the end of the related Collection Period        $330,655,783.00
            (b)  aggregate Principal Balance of the Receivables                  $330,576,679.55
            (c)  amount in the Principal Funding Account                              $79,103.45

(iv)    After giving effect to distributions on this Distribution Date:
            (a)  outstanding principal amount of Class A Notes:                  $304,203,000.00
            (b)  Class A Note Pool Factor:                                             1.0000000

(v)     Amount of Servicing Fee being paid:                                          $137,773.24

(vi)    Amount of Administration Fee being paid:                                         $500.00

(vii)   Aggregate Acquisition Amounts for Collection Period:
            (a) by Transferor                                                              $0.00
            (b) by Servicer                                                                $0.00

(viii)  Amount of Realized Losses for the Collection:                                      $0.00

(ix)    Ending Reserve Account Balance:                                            $4,742,046.01

(x)     Specified Reserve Account Balance:                                         $4,742,046.01

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:                   $1,736,492.13
        (b)  Noteholders' Class B Interest Distributable Amount:                     $146,534.39
        (c)  Class A Noteholders' Principal Distributable Amount:                          $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:                          $0.00
        (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)              $0.00

(xii)   Delinquency Summary
        (a)  Delinquencies 61 to 90 days                                                   $0.00
        (b)  Delinquencies over 90 days                                                    $0.00

(xiii)  Delinquency Summary - % of aggregate principal balance of the receivables
        (a)  Delinquencies 61 to 90 days                                                    0.00%
        (b)  Delinquencies over 90 days                                                     0.00%
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